UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2011

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement

On August 31, 2011, Steinway Musical Instruments, Inc., a Delaware corporation (the “Company”), revised its compensation policy for Directors who are not employees of the Company (“Non-Employee Directors”).  This change in compensation, which will be effective as of October 1, 2011, eliminates per meeting fees and formally adopts a policy that Non-Employee Directors that own, directly or indirectly, 5% or more of the Company’s stock, shall not receive compensation for their services as directors.  Under this revised compensation structure, only four of the Company’s nine current directors will be eligible to receive director fees.

The revised director compensation schedule is as follows:

NON-EMPLOYEE DIRECTORS COMPENSATION

Annual Retainers:

All Non-Employee Directors	$35,000
Additional Amount for Non-Executive Chairman	$35,000

Committee Fees:

Members of the Audit Committee	$12,500
Members of the Compensation/Option Committee	$5,000
Members of the Nominating and Corporate Governance Committee	$5,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 2, 2011	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina

	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer